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                                                                   EXHIBIT 10.30

                                    SUBLEASE


                  THIS SUBLEASE is made and entered into this _______ day of June, 1999, by and between AMERICAN NATIONAL CAN COMPANY, a Delaware corporation ("LANDLORD"), and PECHINEY PLASTIC PACKAGING, INC., a Delaware corporation ("TENANT").

                  1. BASIC LEASE PROVISIONS.

                  A. Building Address:
                       Triangle Plaza
                         8770 West Bryn Mawr Avenue
                         Chicago, Illinois  60631

                  B. Tenant's Address (for notices):
                       Pechiney Plastic Packaging, Inc.
                         Triangle Plaza
                         8770 West Bryn Mawr Avenue
                         Chicago, Illinois  60631
                         Attention:  Corporate Secretary

                  C. Landlord's Address (for notices):
                       American National Can Company
                         8770 West Bryn Mawr Avenue
                         Chicago, Illinois 60631
                         Attention:  Corporate Secretary

                  D. Prime Landlord:  Triangle Plaza Venture L.L.C.

                  E. Prime Landlord's Address (for notices):
                         Triangle Plaza Venture L.L.C.
                         c/o The Buck
                         Management Group Incorporated
                         Office of the Building
                         8770 West Bryn Mawr Avenue
                         Chicago, Illinois 60631


                  F. Identification of Prime Lease and all amendments thereto:
Lease dated July 15, 1987, First Amendment to Lease dated as of October 31, 1988, and Storage Space Amendment dated August 1, 1991.

                  G. Sublease Term: See Sections 1(H) and 1(I) below.

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                  H. Commencement Date: June __, 1999

                  I. Expiration Date: March 31, 2008

                  J. Base Rent: $29.00 per rentable square foot of the Premises.

                  K. Payee of Rent: American National Can Company

                  L. Address for Payment of Rent:
                       American National Can Company
                         8770 West Bryn Mawr Avenue
                       Chicago, Illinois  60631
                       Attention: Chief Accounting Officer

                  M. Sublease Share: 20.54 percent (subject to adjustment in accordance with Sections 1(N) and 8(B) below).

                  N. Description of Premises: Approximately 56,870 rentable square feet in the Building (as defined in Section 3 hereof) consisting of the entire fifth and sixth floors (each consisting of 22,748 rentable square feet) and approximately one-half (the west half) of the ninth floor (such half consisting of 11,374 square feet). Within ninety (90) days after the Commencement Date, Tenant shall notify Landlord of the exact dimensions of the space it desires to sublease on the ninth floor (which may be more or less than one-half of the floor). Upon such determination of the space desired by Tenant on the ninth floor (and approval thereof by Landlord, which approval shall not be unreasonably withheld), the rentable square footage of the Premises shall be recalculated, and the Sublease Share and Base Rent shall be adjusted accordingly. Landlord and Tenant agree to execute a memorandum confirming the rentable square footage of the Premises, the Sublease Share and the Base Rent schedule, once Tenant determines the dimensions of its space on the ninth floor.

                  O. Security Deposit: None

                  P. Tenant's Use: General, executive, administrative and clerical offices, meeting rooms, workrooms for duplicating and similar purposes, libraries, showrooms, storerooms and record keeping facilities and computer installations and for no other purposes.

                  Q. Brokers: None.
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                  2. PRIME LEASE. Landlord is the tenant under a Prime Lease
(the "PRIME LEASE") with the Prime Landlord identified in Section 1(D), bearing the date specified in Section 1(F). Landlord represents and warrants to Tenant that (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord governing the use and occupancy of the Premises, (b) the Prime Lease is, as of the date hereof, in full force and effect, and (c) no event of default has occurred under the Prime Lease and, to Landlord's knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

                  3. SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, certain space described in Section 1(N) (the "PREMISES") and located in the west tower office building (the "BUILDING") situated on and a part of the real estate (the "PROPERTY") commonly known as 8770 West Bryn Mawr, Chicago, Illinois.

                  4. TERM. The term of this Sublease (hereinafter "TERM") shall commence on the date specified in Section 1(H) (hereinafter "COMMENCEMENT DATE"): The Term shall expire on the date ("EXPIRATION DATE") specified in
Section 1(I), unless sooner terminated as otherwise provided elsewhere in this Sublease. Each period beginning on the Commencement Date or anniversary thereof and ending one calendar year from such date shall be known as a "SUBLEASE YEAR".

                  5. POSSESSION. Landlord agrees to deliver possession of the



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Premises on or before the date specified in Section 1(H) in their condition as of the execution and delivery hereof, reasonable wear and tear excepted; that is to say, AS IS. Landlord makes no representations or warranties regarding the condition of the Premises.

                  6. TENANT'S USE. The Premises shall be used and occupied only for the Tenant's Use set forth in Section 1(P).

                  7. RENT. Beginning on the Commencement Date, Tenant agrees to pay the Base Rent set forth in Section 1(J) to the Payee specified in Section 1(K), at the address specified in Section 1(L), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term, except that the first full installment of Base Rent shall be paid by Tenant to Landlord upon the full execution of this Sublease by Tenant and Landlord. Base Rent shall be pro-rated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed "ADDITIONAL RENT", and Base Rent and Additional Rent shall hereinafter collectively be referred to as "RENT". Tenant's covenant to pay Rent shall be independent of every other covenant in this Sublease. If Rent is not paid within three (3) days after when due, Tenant shall pay, relative to the delinquent payment, interest thereon at the Default Rate (as defined in the Prime Lease).

                  8. ADDITIONAL RENT.

                  A. If and to the extent that Landlord is obligated to pay additional rent under the Prime Lease, whether such additional rent is to reimburse Prime Landlord for



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operating expenses, common area maintenance charges, taxes or other expenses incurred by the Prime Landlord in connection with the Building, Tenant shall pay to Landlord, the percentage of such additional rent (to the extent such additional rent is attributable to events occurring during the term of this Sublease) which is set forth in Section 1(M) as the Sublease Share, but only to the extent that such additional rent exceeds the actual additional rent charged to Landlord for the 1998 calendar year (including, without limitation, additional rent attributable to 1997 real estate taxes payable in 1998). Such payment shall be due from Tenant to Landlord no fewer than five (5) days prior to the date upon which Landlord's payment of such additional rent is due to the Prime Landlord, provided that Tenant shall have been billed therefor at least fifteen (15) days prior to such due date (which bill shall be accompanied by a copy of Prime Landlord's bill and other material furnished to Landlord in connection therewith), except that if such payment relates to real estate taxes and the statement is not furnished to Tenant at least fifteen (15) days prior to the date such taxes are due (due to a delay in Landlord's receipt of such statement from Prime Landlord), Tenant shall pay to Landlord its share of such taxes within five (5) days after receipt of such statement. Notwithstanding the foregoing, Landlord may make reasonable estimates, forecasts or projections ("PROJECTION") of the amount of additional rent which will be owed by Tenant in any Sublease Year. Landlord may deliver to Tenant a written statement setting forth a Projection and a calculation of a monthly amount of additional rent payable by Tenant by reason thereof, to become effective as of delivery of the Projection. Tenant shall pay to Landlord (together with its payment of Base
Rent) the monthly amount of such additional rent determined pursuant to the Projection; provided, however, that the additional rent shall be adjusted when the actual amount of additional rent can be determined.


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                  B. The Sublease Share provided for in Section 1(M) is
calculated by dividing the rentable area of the Premises (56,870 square feet) by the rentable area of the premises leased by Prime Landlord to Landlord pursuant to the Prime Lease (276,913 square feet). In the event the rentable area of the Premises or the area of the premises leased pursuant to the Prime Lease shall be changed during the Term, then the Sublease Share shall be recalculated.

                  9. TENANT'S OBLIGATIONS. Tenant shall be responsible for, and shall pay the following:

                  A. All utility consumption costs, including without limitation, electric and other charges incurred in connection with lighting and providing electrical power to the Premises. In the event the Premises is not separately metered from the remainder of Landlord's space within the Building, Tenant shall pay within ten (10) days of being billed therefor its proportionate share of the utility bills received by Landlord for the entire space that is metered together with the Premises (which proportionate share shall be based on the rentable square footage of the Premises as compared to the rentable square footage of the area that is metered with the Premises). Tenant, at its cost, may cause, if possible, the Premises to be separately metered. Tenant shall pay to Landlord the cost of any after hours heating and air conditioning usage within the Premises at the rate billed by Prime Landlord within ten (10) business days after Tenant's receipt of a bill therefor. Tenant shall hold Landlord harmless from all costs or expenses Landlord may incur from Tenant's failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities.

                  B. All costs incurred in connection with the installation and usage of telephone services within the Premises.




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                  C. All maintenance, repairs and replacements as to the
Premises and its equipment, to the extent Landlord is obligated to perform the same under the Prime Lease.

                  10. QUIET ENJOYMENT. So long as Tenant is not in default in the performance of its covenants and agreements in this Sublease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

                  11. TENANT'S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Prime Lease, and such property insurance as is required to be carried by Landlord under the Prime Lease to the extent such property insurance pertains to the Premises. A certificate of Tenant's insurance required hereunder shall be furnished to Landlord no later than ten (10) days prior to Tenant's taking possession of the Premises. Tenant's liability insurance shall name Landlord and Prime Landlord (if required under the Prime Lease) and any other parties required under the Prime Lease as "named insureds". Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party's property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Tenant hereby waives claims against Prime Landlord and Landlord for property damage to the Premises or its contents if and to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease. Tenant agrees to obtain, for the benefit of Prime Landlord and Landlord, such waivers of subrogation rights from its insurer as are required of Landlord under the Prime Lease. Landlord agrees to use reasonable efforts in good faith to obtain from Prime Landlord a




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waiver of claims for insurable property damage losses and an agreement from
Prime Landlord to obtain a waiver of subrogation rights in Prime Landlord's property insurance, if and to the extent that Prime Landlord waives such claims against Landlord under the Prime Lease or is required under the Prime Lease to obtain such waiver of subrogation rights.

                  12. ASSIGNMENT OR SUBLETTING.

                  A. Tenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Tenant, without Landlord's prior written consent. Landlord's consent to an assignment of this Sublease or a further sublease of the Premises shall not be unreasonably withheld, and if Landlord consents thereto, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord if such consent is required to be obtained under the Prime Lease. Prime Landlord's refusal to consent to such an assignment or sublease shall not be deemed to be an unreasonable withholding of consent by Landlord hereunder. Any cost of obtaining Prime Landlord's consent shall be borne by Tenant.

                  B. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

                  13. RULES. Tenant agrees to comply with all rules and regulations that



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Prime Landlord has made or may hereafter from time to time make for the
Building. Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.


                  14. REPAIRS AND COMPLIANCE. Tenant shall promptly pay for the repairs set forth in Section 9(C) hereof and Tenant shall, at Tenant's own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers during the term of this Sublease, applicable to the Premises or to Tenant's particular use or manner of use thereof.

                  15. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event Landlord is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to the Sublease Share of such rent abatement unless the effect on the Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be.

                  16. ALTERATIONS. Tenant shall not make any alterations in or additions to the Premises ("ALTERATIONS") without the prior written consent of Landlord. Landlord's consent to any Alterations shall not be unreasonably withheld or delayed unless such Alteration would constitute a default under the Prime Lease. If Landlord consents to an Alteration, Landlord shall use reasonable efforts to obtain the consent of Prime




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Landlord, if such consent is required under the Prime Lease. Prime Landlord's refusal to consent to an Alteration shall not be deemed to be an unreasonable withholding of consent by Landlord hereunder. If Alterations by Tenant are permitted or consented to as aforesaid, Tenant shall comply with all of the covenants of Landlord contained in the Prime Lease pertaining to the performance of such Alterations, including, without limitation, paying any supervision fee or other fee imposed by Prime Landlord in connection with such Alterations. Tenant shall indemnify, protect and hold Landlord harmless from all costs, claims, damages, liens and expenses which arise out of any Alterations performed by Tenant.

                  17. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Sublease shall not be deemed "reasonable wear and tear". Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Tenant). Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. All Alterations in or upon the Premises made by Tenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Tenant provided, however, that Landlord shall have the right to require Tenant to remove any Alterations made by Tenant, or portion thereof. Said right shall be



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exercisable by Landlord giving written notice thereof to Tenant on or before thirty (30) days prior to the expiration of this Sublease or on or before twenty
(20) days after the termination of this Sublease; provided, however, that if Tenant shall have requested in writing at the time it requests Landlord's consent to any Alterations, that Landlord determine whether such Alterations must be removed by Tenant at the expiration or termination of this Sublease, Landlord shall make such determination at the time it consents to such Alterations. Tenant shall also remove any Alterations made by Tenant, or portion thereof, which Prime Landlord may require Landlord to remove, pursuant to the terms of the Prime Lease. In any such event, Tenant shall restore the Premises to their condition prior to the making of such Alteration, repairing any damage occasioned by such removal or restoration. If Landlord or Prime Landlord requires removal of any Alteration made by Tenant, or a portion thereof, and Tenant does not make such removal in accordance with this Section, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Tenant, or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing on demand.

                  As between Landlord and Tenant, Tenant shall not be required to remove any Alterations performed by Landlord prior to the Commencement Date or to restore the Premises to their condition prior to the making of such Alterations. If, however, the term of the Sublease expires at or about the date of the expiration of the Prime Lease, and if Landlord is required under or pursuant to the terms of the Prime Lease to remove any Alterations performed prior to the Commencement Date, Tenant shall permit Landlord to enter the Premises for a reasonable period of time prior to the expiration of the Sublease for the purpose of removing its Alterations and restoring the Premises as required.



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                  18. REMOVAL OF TENANT'S PROPERTY. Upon the expiration of this
Sublease, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("TRADE FIXTURES"); provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Premises prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, or Landlord may treat said Trade Fixtures as having been conveyed to Landlord with this Sublease as a Bill of Sale, without further payment or credit by Landlord to Tenant.


                  19. HOLDING OVER. Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenant's right to possession in consequence of an Event of Default hereunder, unless Landlord consents in writing to such continuation of occupancy. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Landlord to Prime Landlord by reason of such holdover. In addition, for each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Tenant's right to possession (unless


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Landlord has consented in writing to such continuation of occupancy at a specified rent), Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Base Rent and Additional Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

                  20. ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building or the Property, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant. Any claim to, or lien upon, the Premises, the Building or the Property arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the Property and the interest of Landlord in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Tenant shall not permit the Premises, the Building or the Property to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Tenant, provided, however, that if so permitted under the Prime Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Prime Landlord and Landlord such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure,



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or forfeiture of the Premises, the Building or the Property by reason of non-payment thereof, provided further, however, that on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

                  21. DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:

                  A. Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

                  B. Tenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

                  C. Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

                  D. Tenant shall admit in writing its inability to pay its debts as they become due; or

                  E. The Premises are levied on by any revenue officer or similar officer; or

                  F. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

                  G. Tenant shall default in any payment of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Tenant; or

                  H. Tenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 11 of this Sublease or shall default with respect to lien claims as set forth in Section 20 of this Sublease and either such default shall continue for five (5) business days after notice thereof in writing to Tenant; or

                  I. Tenant shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any permitted for such cure under the Prime Lease; or

                  J. Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant; or

                  K. Tenant shall repeatedly be late in the payment of Rent or other charges required to be paid hereunder or shall repeatedly default in the keeping, observing, or performing of any other covenants or agreements herein contained to be kept, observed or performed by Tenant (provided notice of such payment or other defaults shall have been given to Tenant, but whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given).

                  22. REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease.

                  23. SECURITY DEPOSIT. [Intentionally Deleted]

                  24. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1(B) or at such other place as Tenant may from time to time designate by notice in writing to Landlord or (b) if for Landlord, addressed to Landlord at the address specified in Section 1(C) or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Tenant agrees promptly to deliver a copy of each notice, demand, request, consent or approval from Tenant to Prime Landlord and promptly to deliver to Landlord a copy of any notice, demand, request, consent or approval received from Prime Landlord. Such copies shall be delivered by overnight commercial courier.

                  25. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease:

                  A. Provided Tenant shall timely pay all Rent when and as due under this Sublease, Landlord shall pay, when and as due, all base rent, additional rent and other charges payable by Landlord to Prime Landlord under the Prime Lease;

                  B. Landlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord. For example, Landlord shall at all times keep in full force and effect all insurance required of Landlord as tenant under the Prime Lease.

                  C. Tenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Tenant shall perform affirmative covenants which are also covenants of Landlord under the Prime Lease at least five (5) days prior to the date when Landlord's performance is required under the Prime Lease. Landlord shall have the right to enter the Premises (upon reasonable prior oral or written notice except in case of an emergency) to cure any default by Tenant under this Section. Landlord shall also have the right to inspect the Premises upon reasonable prior notice to Tenant (unless an emergency exists), without being deemed guilty of any eviction or disturbance of Tenant's use or possession of the Premises, and without being liable in any manner to Tenant.

                  D. Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease (except that Tenant shall not have any option to extend the term hereof or to exercise any expansion options set forth in the Prime Lease). Landlord shall have no duty to perform any obligations of Prime Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Landlord shall not be required to provide the services or repairs which the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant's obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will, upon notice from Tenant, make demand upon Prime Landlord to perform its obligations under the Prime Lease and, provided that Tenant specifically agrees to pay all reasonable costs and expenses of Landlord, Landlord will take appropriate legal action to enforce the Prime Lease.

                  26. ADDITIONAL SERVICES. Landlord shall cooperate with Tenant (at no cost or expense to Landlord) to cause Prime Landlord to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease. Tenant shall pay Prime Landlord's charge for such services promptly after having been billed therefor by Prime Landlord or by Landlord. If at any time a charge for such additional services is attributable to the use of such services both by Landlord and by Tenant, the cost thereof shall be equitably divided between Landlord and Tenant.

                  27. PRIME LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord's obtaining prior consent hereto by Prime Landlord and a waiver of Landlord's right to recapture the Premises. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord's approval of this Sublease) with respect to the nature and operation of Tenant's business and/or the financial condition of Tenant. Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord's consent hereto shall not (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Prime Landlord's right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord's right to consent to any assignment by Tenant of this Sublease or any sub-letting of the Premises or any part thereof. Prime Landlord's consent shall, however, be deemed to evidence Prime Landlord's agreement that Tenant may use the Premises for the purpose set forth in Section 1(P) and that Tenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Prime Landlord's property if and to the extent that the Prime Lease provides such waivers for the benefit of Landlord. If Prime Landlord fails to consent to this Sublease or fails to waive its right to recapture the Premises within thirty
(30) days after the execution and delivery of this Sublease (unless such a failure to act by Prime Landlord is deemed under the Prime Lease to be a consent by Prime Landlord), either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Prime Landlord grants such consent and waives such right to recapture.

                  28. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease. Each party covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys fees), expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Sublease or the negotiation thereof on behalf of such party.

                  29. ADDITIONAL PROVISIONS.

                  A. LANDLORD'S EXPENSES. Tenant agrees to pay on demand Landlord's expenses, including reasonable attorneys' fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of Tenant under this Sublease, in curing any default by Tenant hereunder, in connection with appearing, defending or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim for lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Tenant wherein Landlord is not adjudicated to be in default under this Sublease, or in connection with any investigation or review of any conditions or documents in the event Tenant requests Landlord's agreement, approval or consent to any action of Tenant which may be desired by Tenant or required of Tenant hereunder.

                  B. INDEMNITY. Tenant will protect, indemnify and hold harmless

Landlord, and Landlord's agents, directors, officers and employees (collectively, "LANDLORD PROTECTED PARTIES") from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against the Landlord Protected Parties or any of them by reason of (i) any failure on the part of Tenant to perform or comply with the terms of this Sublease, including, without limitation, any act or omission of Tenant which causes a default by Landlord under the Prime Lease, or (ii) the acts or omissions of Tenant which are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease. In case any action, suit or proceeding is brought against the Landlord Protected Parties or any of them by reason of any occurrence described in this Section 29(B), Tenant will, at Tenant's expense, by counsel reasonably approved by Landlord, resist and defend such action, suit or proceeding or cause the same to be resisted and defended. The obligations of Tenant under this Section 29(B) shall survive the expiration or earlier termination of this Sublease.

                  C. TENANT'S RIGHT TO USE CERTAIN COMMON AREAS WITHIN LANDLORD'S LEASED PREMISES. Tenant and its employees shall have the right to use the lobby on the first floor of the Building and Landlord's cafeteria on the second floor of the Building, to the extent the same are open and available for use by Landlord and its employees.

                  D. PARKING. During the term hereof, Tenant shall have the right to the exclusive use of thirty (30) of Landlord's designated parking spaces located in the underground parking garage of the Building, which particular parking spaces shall be designated by Landlord from time to time. Tenant shall pay to Landlord on or before the first day of each month during the Term as additional Rent hereunder a monthly fee per parking space for ten (10) of the parking spaces (the other 20 spaces shall be at no charge to Tenant) at the current rate charged by Prime Landlord from time to time to tenants in the Building and in the east tower office building.

                  E. PERSONAL PROPERTY. Tenant hereby acknowledges that the personal property (including, without limitation, employee workstations) currently located in the Premises on the fifth floor of the Building and currently utilized by the engineering group, belongs to Landlord but shall remain in the Premises for Tenant's use during the term hereof.

                  F. SERVICES TO BE PROVIDED BY LANDLORD'S BUILDING SERVICE DEPARTMENT. During the term of this Sublease, Landlord hereby agrees to perform for Tenant certain services currently provided to Landlord's premises in the Building by its Building Services Department, which services are outlined on Exhibit A attached hereto. Such services shall be provided to Tenant in substantially the same manner and frequency as provided for Landlord's premises in the Building. Landlord reserves the right, at any time, to add, terminate or modify the type of services to be provided by the Building Service Department for Landlord's premises and the Premises. Furthermore, in the event Landlord no longer provides any or all of the services of the Building Service Department for its own premises, Landlord shall no longer be required to provide such services to Tenant. Tenant shall pay to Landlord its pro-rata share of the expenses of the Building Service Department (the "BSD EXPENSES") incurred during the term of this Sublease, which pro-rata share shall be based on the rentable square footage of the Premises as compared to the rentable square footage of Landlord's premises as to which such services are being provided (including the Premises). As of the execution of this Lease, Tenant's pro-rata share of such costs is _____%. Tenant shall pay to Landlord its share of such BSD Expenses within ten (10) days after receipt of an invoice therefore.

     Notwithstanding the foregoing, Landlord may make reasonable estimates, forecasts or projections ("BSD PROJECTION") of the amount of Tenant's share of BSD Expenses which will be owed by Tenant in any Sublease Year (which BSD Projection may be revised by Landlord at any time based on Landlord's estimate of actual BSD Expenses). Landlord may deliver to Tenant a written statement setting forth a BSD Projection and a calculation of a monthly amount of such BSD Expenses payable by Tenant by reason thereof, to become effective as of delivery of the BSD Projection. Tenant shall pay to Landlord (together with its payment of Base Rent) the monthly amount of such estimated BSD Expenses determined pursuant to the BSD Projection. Within ninety (90) days after the end of each calendar year during the Sublease term, Landlord shall provide to Tenant an expense statement setting forth the actual BSD Expenses for the prior calendar year. In the event Tenant's pro-rata share of such actual BSD Expenses exceeds the estimated BSD Expense payments made by Tenant during such prior calendar year, Tenant shall pay the difference to Landlord within ten (10) days after its receipt of such expense statement. In the event Tenant's estimated BSD Expense payments during such prior calendar year exceeded Tenant's pro-rata share of the actual BSD Expenses, Tenant shall receive a credit against its next estimated payment(s) of BSD Expenses.

     The parties have executed this Sublease as of the day and year first above written.


LANDLORD:                                               TENANT:

AMERICAN NATIONAL CAN COMPANY,                 PECHINEY PLASTIC PACKAGING, INC.,
a Delaware corporation                         a Delaware corporation




By: _________________________                  By: _________________________

Its:____________________                       Its:____________________

                                   EXHIBIT "A"
            LIST OF SERVICES PROVIDED BY BUILDING SERVICE DEPARTMENT